Bacterin Announces Transition of Executive Leadership

Company has begun process to identify candidates for Chief Executive Officer

BELGRADE, MT, April 1, 2013 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone graft material and coatings for medical applications, today announced it will begin the process of identifying a successor to the Company’s Chief Executive Officer and President, Guy Cook. Mr. Cook will remain Chief Executive Officer and President until a successor is named. Thereafter, Mr. Cook will continue to work with the Company as a consultant and will continue to serve as Chairman of the Board.

"When starting this company over 15 years ago, we focused on utilizing the best technology for improving our products. It is extremely rewarding to see Bacterin evolve into a leader in regenerative biologics. We have created an expanding, diversified product portfolio that has positioned the Company for continued growth,” said Mr. Cook.

Mr. Cook oversaw all aspects of the company from its inception to record revenues of $33 million in 2012. After leaving Montana State University in 1998, he successfully transformed the business from a small contract research group into a publicly traded company with over 150 employees and sales in over 15 countries.

Mr. Cook stated, “It has been very rewarding to see the growth in our product base and the evolution of our employees and managers over the years. The timing is right to begin this process and I feel fortunate to have had the opportunity to lead the company during a period of fantastic growth. There remains a tremendous market opportunity for our business; both domestically and internationally. The successor to this role will have the skill set to navigate this evolving healthcare environment and thereby transition the company towards the next phase of growth.”

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. Bacterin's proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold to promote bone, subchondral repair and dermal growth. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Important Cautions Regarding Forward-looking Statements

This news release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "continue," "efforts," "expects," "anticipates," "intends," "plans," "believes," "estimates," "projects," "forecasts," "strategy," "will," "goal," "target," "prospects," "potential," "optimistic," "confident," "likely," "probable" or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the Company's ability to launch beta and full product releases; the Company's ability to meet its obligations under existing and anticipated contractual obligations; the Company's ability to develop, market, sell and distribute desirable applications, products and services and to protect its intellectual property; the ability of the Company's sales force to achieve expected results; the ability of the Company's customers to pay and the timeliness of such payments, particularly during recessionary periods; the Company's ability to obtain financing as and when needed; changes in consumer demands and preferences; the Company's ability to attract and retain management and employees with appropriate skills and expertise; the impact of changes in market, legal and regulatory conditions and in the applicable business environment, including actions of competitors; and other factors. Additional risk factors are listed in the Company's Annual Report on Form 10-K under the heading "Risk Factors." The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Investor Contact:

COCKRELL GROUP

Rich Cockrell

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investorrelations@thecockrellgroup.com

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